News Release

HOPE BANCORP REPORTS 2024 FOURTH QUARTER AND
FULL-YEAR FINANCIAL RESULTS

LOS ANGELES – January 27, 2025 – Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for its fourth quarter and twelve months ended December 31, 2024. For the three months ended December 31, 2024, net income totaled $24.3 million, or $0.20 per diluted common share. This compares with net income of $24.2 million, or $0.20 per diluted common share, in the third quarter of 2024. For the full year ended December 31, 2024, net income totaled $99.6 million, or $0.82 per diluted common share. Excluding notable items(1), net income for the 2024 full year was $103.4 million, or $0.85 per diluted common share.
“For the 2024 fourth quarter, our pre-provision net revenue(2) increased 14% to $40.4 million, up from $35.4 million in the preceding third quarter. Quarter-over-quarter, our total revenue grew, led by strong growth in noninterest income, and our noninterest expense decreased, enhancing our efficiency,” said Kevin S. Kim, Chairman, President and Chief Executive Officer. “Our asset quality improved with an 11% decrease in criticized loans and nonperforming assets down 13% since September 30, 2024.

“In 2024, we focused on strengthening our deposit base, reducing brokered deposits to 7% of total deposits as of December 31, 2024, down from 10% as of December 31, 2023. In the second half of 2024, loan growth inflected and loans receivable grew 1% on an annualized basis since June 30, 2024. With ample liquidity and a tangible common equity ratio(3) over 10% as of December 31, 2024, we are well positioned to support growth in the new year.

“We are in the final stages of preparing for the integration of Territorial Savings Bank as a division of Bank of Hope, and are looking forward to building upon Territorial’s legacy. The addition of Territorial’s low-cost core deposits and residential mortgage loans with pristine asset quality will be meaningful contributors to the combined company in 2025. We anticipate the pending merger with Territorial Bancorp Inc. (NASDAQ: TBNK), the stock holding company of Territorial Savings Bank, will be completed during the first quarter of 2025, subject to regulatory approvals.

“We are heartbroken to see the unprecedented destruction that the wildfires have caused in the Greater Los Angeles area. As one of the largest independent banks headquartered in this great city, we are committed to taking a leadership role in addressing the immediate and rebuilding needs of those impacted by the fires. Our recent cash donation to the United Way of Greater Los Angeles Wildfire Response Fund underscores our unwavering commitment to the community. I am confident that the impacted areas will be rebuilt stronger and better,” concluded Kim.

(1)     Net income, excluding merger-related expenses, restructuring-related costs and gains, which included net gains on the sale of branches in Virginia, and the FDIC special assessment expense (also referred to collectively as the “notable items”), is a non-GAAP financial measure. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 through 12.
(2)     Pre-provision net revenue (“PPNR”) is a non-GAAP financial measure. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 through 12.
(3)    Tangible common equity ratio is a non-GAAP financial measure. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 through 12.
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2-2-2    NASDAQ: HOPE
Operating Results for the 2024 Fourth Quarter

Revenue. 2024 fourth quarter revenue of $118.0 million grew $1.4 million, or 1%, from $116.6 million for the immediately preceding third quarter. Quarter-over-quarter growth in noninterest income more than offset the decrease in net interest income before provision for credit losses. Pre-provision net revenue (“PPNR”), which is revenue less noninterest expense, was $40.4 million in the 2024 fourth quarter, up $5.0 million, or 14%, from $35.4 million for the third quarter of 2024. Excluding notable items(4), fourth quarter 2024 PPNR of $40.0 million grew 9% quarter-over-quarter.

Net interest income and net interest margin. Net interest income before provision for credit losses for the 2024 fourth quarter totaled $102.1 million, a decrease of $2.7 million, or 3%, from $104.8 million in the immediately preceding third quarter. 2024 fourth quarter interest income of $226.6 million decreased 4% from $235.1 million in the immediately preceding third quarter. The quarter-over-quarter decrease in interest income reflected lower loan yields because of Federal Funds target rate cuts, $1.7 million of reversed interest income due to loans moving to nonaccrual status, as well as lower yields on and a lower volume of average interest earning cash and deposits at other banks. As of December 31, 2024, the upper Federal Funds target rate was 4.50%, down from a peak of 5.50% as of September 17, 2024.

The decrease in interest income was partially offset by lower interest expense, which totaled $124.5 million in the 2024 fourth quarter, a decrease of 4% from $130.3 million in the immediately preceding third quarter. The decrease in interest expense was primarily driven by a 21 basis point quarter-over-quarter reduction in the average cost of interest bearing deposits to 4.38%, down from 4.59% in the third quarter of 2024, reflecting the impact of the Federal Funds rate cuts. The average cost of total deposits for the 2024 fourth quarter decreased 12 basis points to 3.32%, down from 3.44% for the third quarter of 2024.

Net interest margin for the 2024 fourth quarter was 2.50%, down five basis points from 2.55% in the 2024 third quarter. Excluding the impact of the aforementioned reversed interest income, the net interest margin for the 2024 fourth quarter would have been 2.54%.

Noninterest income. Noninterest income for the 2024 fourth quarter increased to $15.9 million, up $4.0 million, or 34%, from $11.8 million in the immediately preceding third quarter. The Company recorded net gains on the sale of SBA loans of $3.1 million in the 2024 fourth quarter, compared with $2.7 million in the immediately preceding third quarter. In the fourth quarter of 2024, the Company sold $48.4 million of SBA loans, compared with $41.4 million in the third quarter of 2024. Other noninterest income in the 2024 fourth quarter included swap fee income of $1.4 million, up from only $21,000 in the 2024 third quarter, reflecting a higher level of customer activity. During the 2024 fourth quarter, the Company recognized a net gain of $1.0 million related to the sale of its two branches in Virginia, which closed on October 1, 2024.

Noninterest expense. The Company continues to closely manage expenses. Noninterest expense for the 2024 fourth quarter was $77.6 million, down $3.7 million, or 5%, from $81.3 million in the immediately preceding third quarter. Excluding notable items(5), noninterest expense for the 2024 fourth quarter was $77.0 million, down 4% from $79.8 million for the 2024 third quarter. The quarter-over-quarter decrease in noninterest expense was primarily driven by lower earned interest credit expense, which decreased $2.3 million, or 33%, from the immediately preceding third quarter due to the Federal Funds target rate cuts and a lower average balance of related deposits, as well as lower salaries and employee benefits expense, which decreased $2.1 million, or 5%, quarter-over-quarter to $42.0 million.

Tax rate. The effective tax rate for the 2024 fourth quarter was 20.0%, compared with 24.7% in the immediately preceding third quarter. The quarter-over-quarter change in the effective tax rate reflected the impact of a solar tax credit investment that the Company made during the fourth quarter of 2024. For the twelve months ended December 31, 2024, the effective tax rate was 25.1%, compared with 24.9% for the 2023 full year.
(4)     PPNR, excluding notable items, is a non-GAAP financial measure. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 to 12. Collectively, notable items comprise merger-related expenses, restructuring-related costs and gains, which also includes a net gain on the sale of branches in Virginia, and the FDIC special assessment expense.
(5)     Noninterest expense, excluding notable items, is a non-GAAP financial measure. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 to 12.
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3-3-3    NASDAQ: HOPE

Balance Sheet Summary
Cash and investment securities. At December 31, 2024, cash and due from banks totaled $458.2 million, compared with $680.9 million at September 30, 2024, and $1.93 billion at December 31, 2023. The year-over-year change primarily reflected the payoff of the Company’s Bank Term Funding Program (“BTFP”) borrowings in March and April of 2024. Investment securities totaled $2.08 billion at December 31, 2024, $2.18 billion at September 30, 2024, and $2.41 billion at December 31, 2023.

Loans. At December 31, 2024, loans receivable, which excludes loans held for sale, were stable quarter-over-quarter at $13.62 billion. Compared with September 30, 2024, commercial and industrial loans increased 2% quarter-over-quarter and residential mortgage loans increased 3%, partially offset by a 1% decrease in commercial real estate loans. 2024 fourth quarter average gross loans increased 0.4% quarter-over-quarter, or 2% on an annualized basis, from the 2024 third quarter.

The following table sets forth the loan portfolio composition at December 31, 2024, September 30, 2024, and December 31, 2023:

(dollars in thousands) (unaudited)	12/31/2024		9/30/2024		12/31/2023
	Balance	Percentage	Balance	Percentage	Balance	Percentage
Commercial real estate (“CRE”) loans	$8,527,008	62.6%	$8,630,757	63.3%	$8,797,884	63.6%
Commercial and industrial (“C&I”) loans	3,967,596	29.1%	3,901,368	28.6%	4,135,044	29.8%
Residential mortgage and other loans	1,123,668	8.2%	1,085,863	7.9%	920,691	6.6%
Loans receivable	13,618,272	99.9%	13,617,988	99.8%	13,853,619	100.0%
Loans held for sale	14,491	0.1%	25,714	0.2%	3,408	—%
Gross loans	$13,632,763	100.0%	$13,643,702	100.0%	$13,857,027	100.0%

Deposits. Total deposits of $14.33 billion at December 31, 2024, decreased $402.0 million, or 3%, from $14.73 billion at September 30, 2024. This decrease included $128.1 million of deposits sold in connection with the Company’s sale of its Virginia branches. In addition, the quarter-over-quarter decrease in deposits reflected typical fourth quarter outflows of noninterest bearing commercial deposits in the residential mortgage industry, and intentional run-off of higher-cost deposits.

The following table sets forth the deposit composition at December 31, 2024, September 30, 2024, and December 31, 2023:

(dollars in thousands) (unaudited)	12/31/2024		9/30/2024		12/31/2023
	Balance	Percentage	Balance	Percentage	Balance	Percentage
Noninterest bearing demand deposits	$3,377,950	23.6%	$3,722,985	25.3%	$3,914,967	26.5%
Money market, interest bearing demand, and savings deposits	5,175,735	36.1%	5,013,305	34.0%	4,872,029	33.0%
Time deposits	5,773,804	40.3%	5,993,208	40.7%	5,966,757	40.5%
Total deposits	$14,327,489	100.0%	$14,729,498	100.0%	$14,753,753	100.0%

Gross loan-to-deposit ratio		95.2%		92.6%		93.9%

Borrowings. Federal Home Loan Bank and Federal Reserve Bank borrowings totaled $239.0 million at December 31, 2024, compared with $100.0 million at September 30, 2024, and $1.80 billion at December 31, 2023. The year-over-year change primarily reflected the payoff of the Company’s BTFP borrowings in March and April 2024.
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4-4-4    NASDAQ: HOPE

Credit Quality and Allowance for Credit Losses
Nonperforming assets. Nonperforming assets were $90.8 million, or 0.53% of total assets, at December 31, 2024, down 13% from $103.8 million, or 0.60% of total assets, at September 30, 2024.

The following table sets forth the components of nonperforming assets at December 31, 2024, September 30, 2024, and December 31, 2023:

(dollars in thousands) (unaudited)	12/31/2024	9/30/2024	12/31/2023
Loans on nonaccrual status (1)	$90,564	$103,602	$45,204
Accruing delinquent loans past due 90 days or more	229	226	261
Total nonperforming loans	90,793	103,828	45,465
Other real estate owned	—	—	63
Total nonperforming assets	$90,793	$103,828	$45,528

Nonperforming assets/total assets	0.53%	0.60%	0.24%
_____________________________________
(1)     Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $12.8 million, $13.1 million and $11.4 million at December 31, 2024, September 30, 2024, and December 31, 2023, respectively.

Criticized loans. Criticized loans decreased $55.8 million, or 11%, to $450.0 million at December 31, 2024, down from $505.7 million at September 30, 2024. The criticized loans to total loans ratio improved to 3.30% at December 31, 2024, down from 3.71% at September 30, 2024. The decrease reflected payoffs, workouts and note sales of problem loans during the quarter.

Net charge offs and provision for credit losses. The Company recorded net charge offs of $12.8 million in the 2024 fourth quarter, equivalent to 0.38%, annualized, of average loans. This compares with net charge offs of $5.7 million, or 0.17%, annualized, of average loans in the immediately preceding third quarter. The quarter-over-quarter change in net charge offs reflected the problem loan resolution activity in the fourth quarter. The full-year 2024 net charge off ratio was 0.19%, compared with 0.22% for the 2023 full year.

The following table sets forth net charge offs and annualized net charge off ratios for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, and the full years ended December 31, 2024, and December 31, 2023:

	For the Three Months Ended			For the Twelve Months Ended
(dollars in thousands) (unaudited)	12/31/2024	9/30/2024	12/31/2023	12/31/2024	12/31/2023
Net charge offs	$12,843	$5,749	$1,815	$26,567	$32,358
Annualized net charge offs/average loans	0.38%	0.17%	0.05%	0.19%	0.22%

For the 2024 fourth quarter, the Company recorded a provision for credit losses of $10.0 million. This compares with a provision for credit losses of $3.3 million in the immediately preceding third quarter. The quarter-over-quarter change in the provision for credit losses primarily reflected net charge offs in the fourth quarter of 2024. For the full year 2024, the Company recorded a provision for credit losses of $17.3 million, compared with a provision for credit losses of $31.6 million for the full year 2023.

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5-5-5    NASDAQ: HOPE
Allowance for credit losses. The allowance for credit losses totaled $150.5 million at December 31, 2024, compared with $153.3 million at September 30, 2024. The allowance coverage ratio was 1.11% of loans receivable at December 31, 2024, compared with 1.13% at September 30, 2024. The change in the allowance coverage ratio was due to a decrease in quantitative and individually evaluated loan reserves, which reflected, in part, the quarter-over-quarter reduction in criticized loans, partially offset by an increase in qualitative reserves.

The following table sets forth the allowance for credit losses and the coverage ratios at December 31, 2024, September 30, 2024, and December 31, 2023:

(dollars in thousands) (unaudited)	12/31/2024	9/30/2024	12/31/2023
Allowance for credit losses	$150,527	$153,270	$158,694
Allowance for credit losses/loans receivable	1.11%	1.13%	1.15%

Capital

At December 31, 2024, the Company and the Bank continued to exceed all regulatory capital requirements generally required to meet the definition of a “well-capitalized” financial institution. The following table sets forth the capital ratios for the Company at December 31, 2024, September 30, 2024, and December 31, 2023:

(unaudited)	12/31/2024	9/30/2024	12/31/2023	Minimum Guideline for “Well-Capitalized”
Common Equity Tier 1 Capital Ratio	13.06%	13.07%	12.28%	6.50%
Tier 1 Capital Ratio	13.79%	13.79%	12.96%	8.00%
Total Capital Ratio	14.78%	14.82%	13.92%	10.00%
Leverage Ratio	11.78%	11.61%	10.11%	5.00%

At December 31, 2024, total stockholders’ equity was $2.13 billion, or $17.68 per common share, compared with $2.17 billion, or $17.97 per common share, at September 30, 2024. Tangible common equity (“TCE”) per share(6) was $13.81 at December 31, 2024, compared with $14.10 at September 30, 2024. The quarter-over-quarter change in stockholders’ equity included a $45.1 million increase in accumulated other comprehensive losses, which was impacted by market interest rates. The change in accumulated other comprehensive losses impacted book value and tangible book value by $(0.37) per share during the fourth quarter of 2024. The TCE ratio(6) was 10.05% at December 31, 2024, down 3 basis points from 10.08% at September 30, 2024, and up 119 basis points from December 31, 2023.

The following table sets forth the TCE per share and the TCE ratio at December 31, 2024, September 30, 2024, and December 31, 2023:

(unaudited)	12/31/2024	9/30/2024	12/31/2023
TCE per share	$13.81	$14.10	$13.76
TCE ratio	10.05%	10.08%	8.86%

(6)    TCE per share and TCE ratio are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 through 12.
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6-6-6    NASDAQ: HOPE
Investor Conference Call
The Company previously announced that it will host an investor conference call on Monday, January 27, 2025, at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review unaudited financial results for its fourth quarter ended December 31, 2024. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international) and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available at the Investor Relations section of Hope Bancorp’s website for at least one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through February 3, 2025, replay access code 6066063.

Non-GAAP Financial Metrics
This news release and accompanying financial tables contain certain non-GAAP financial measure disclosures, including net income excluding notable items, earnings per share excluding notable items, PPNR, PPNR excluding notable items, noninterest expense excluding notable items, TCE per share, TCE ratio, ROA excluding notable items, ROE excluding notable items, ROTCE, ROTCE excluding notable items, and efficiency ratio excluding notable items. Management believes these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s operational performance and the Company’s capital levels and has included these figures in response to market participant interest in these financial metrics. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 through 12.

About Hope Bancorp, Inc.
Hope Bancorp, Inc. (NASDAQ: HOPE) is the holding company of Bank of Hope, the first and only super regional Korean American bank in the United States with $17.05 billion in total assets as of December 31, 2024. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, the Bank provides a full suite of commercial, corporate and consumer loans, including commercial and commercial real estate lending, SBA lending, residential mortgage and other consumer lending; deposit and fee-based products and services; international trade financing; and cash management services, foreign currency exchange solutions, and interest rate derivative products, among others. Bank of Hope operates 46 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Alabama, and Georgia. The Bank also operates SBA loan production offices, commercial loan production offices, and residential mortgage loan production offices in the United States; and a representative office in Seoul, Korea. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to www.bankofhope.com. By including the foregoing website address link, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

Additional Information About the Merger and Where to Find It
In connection with the pending merger with Territorial Bancorp Inc., Hope Bancorp, Inc. filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4, which included a Proxy Statement/Prospectus and which was declared effective by the SEC on August 20, 2024, as further supplemented by Hope Bancorp on September 12, 2024. This earnings release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Territorial Bancorp shareholders are encouraged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information about the pending merger. Territorial Bancorp shareholders are able to obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Hope Bancorp and Territorial Bancorp at the SEC’s Internet site (www.sec.gov). Territorial Bancorp shareholders are also able to obtain these documents, free of charge, from Territorial Bancorp at https://www.tsbhawaii.bank/tsb/investor-relations/.

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7-7-7    NASDAQ: HOPE
Forward-Looking Statements
Some statements in this news release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, Hope Bancorp claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. Hope Bancorp’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The closing of the pending transaction with Territorial Bancorp is subject to regulatory approvals and other customary closing conditions. There is no assurance that such conditions will be met or that the pending merger will be consummated within the expected time frame, or at all. If the transaction is consummated, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating Hope Bancorp and Territorial Bancorp and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees and customers, may be greater than expected; and required governmental approvals of the merger may not be obtained on its proposed terms and schedule, or without regulatory constraints that may limit growth. Other risks and uncertainties include, but are not limited to: possible renewed deterioration in economic conditions in Hope Bancorp’s areas of operation or elsewhere; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying Hope Bancorp’s allowances for credit losses; potential increases in deposit insurance assessments and regulatory risks associated with current and future regulations; the outcome of any legal proceedings that may be instituted against Hope Bancorp; the risk that any announcements relating to the pending transaction could have adverse effects on the market price of the common stock of Hope Bancorp; diversion of management’s attention from ongoing business operations and opportunities; and risks from natural disasters. For additional information concerning these and other risk factors, see Hope Bancorp’s most recent Annual Report on Form 10-K. Hope Bancorp does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contacts:

Julianna Balicka	Angie Yang
EVP & Chief Financial Officer	SVP, Director of Investor Relations & Corporate Communications
213-235-3235	213-251-2219
julianna.balicka@bankofhope.com	angie.yang@bankofhope.com

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Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets:	12/31/2024	9/30/2024	% change	12/31/2023	% change
Cash and due from banks	$458,199	$680,857	(33)%	$1,928,967	(76)%
Investment securities	2,075,628	2,177,301	(5)%	2,408,971	(14)%
Federal Home Loan Bank (“FHLB”) stock and other investments	57,196	57,158	—%	61,000	(6)%
Gross loans, including loans held for sale	13,632,763	13,643,702	—%	13,857,027	(2)%
Allowance for credit losses	(150,527)	(153,270)	(2)%	(158,694)	(5)%
Accrued interest receivable	51,169	51,898	(1)%	61,720	(17)%
Premises and equipment, net	51,759	51,543	—%	50,611	2%
Goodwill and intangible assets	466,781	467,182	—%	468,385	—%
Other assets	411,040	377,818	9%	453,535	(9)%
Total assets	$17,054,008	$17,354,189	(2)%	$19,131,522	(11)%

Liabilities:
Deposits	$14,327,489	$14,729,498	(3)%	$14,753,753	(3)%
FHLB and Federal Reserve Bank (“FRB”) borrowings	239,000	100,000	139%	1,795,726	(87)%
Subordinated debentures and convertible notes, net	109,584	109,249	—%	108,269	1%
Accrued interest payable	93,784	107,017	(12)%	168,174	(44)%
Other liabilities	149,646	138,640	8%	184,357	(19)%
Total liabilities	$14,919,503	$15,184,404	(2)%	$17,010,279	(12)%

Stockholders’ Equity:
Common stock, $0.001 par value	$138	$138	—%	$138	—%
Additional paid-in capital	1,445,373	1,442,993	—%	1,439,963	—%
Retained earnings	1,181,533	1,174,100	1%	1,150,547	3%
Treasury stock, at cost	(264,667)	(264,667)	—%	(264,667)	—%
Accumulated other comprehensive loss, net	(227,872)	(182,779)	(25)%	(204,738)	(11)%
Total stockholders’ equity	2,134,505	2,169,785	(2)%	2,121,243	1%
Total liabilities and stockholders’ equity	$17,054,008	$17,354,189	(2)%	$19,131,522	(11)%

Common stock shares – authorized	300,000,000	300,000,000		150,000,000
Common stock shares – outstanding	120,755,658	120,737,908		120,126,786
Treasury stock shares	17,382,835	17,382,835		17,382,835
Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended					Twelve Months Ended
	12/31/2024	9/30/2024	% change	12/31/2023	% change	12/31/2024	12/31/2023	% change

Interest and fees on loans	$203,828	$210,022	(3)%	$221,020	(8)%	$837,159	$892,563	(6)%
Interest on investment securities	16,930	16,741	1%	18,398	(8)%	68,549	66,063	4%
Interest on cash and deposits at other banks	4,694	7,507	(37)%	29,029	(84)%	44,668	87,361	(49)%
Interest on other investments and FHLB dividends	1,169	814	44%	777	50%	3,604	2,891	25%
Total interest income	226,621	235,084	(4)%	269,224	(16)%	953,980	1,048,878	(9)%

Interest on deposits	121,645	127,193	(4)%	121,305	—%	495,448	441,231	12%
Interest on borrowings	2,841	3,082	(8)%	22,003	(87)%	30,681	81,786	(62)%
Total interest expense	124,486	130,275	(4)%	143,308	(13)%	526,129	523,017	1%

Net interest income before provision	102,135	104,809	(3)%	125,916	(19)%	427,851	525,861	(19)%
Provision for credit losses	10,000	3,280	205%	2,400	317%	17,280	31,592	(45)%
Net interest income after provision	92,135	101,529	(9)%	123,516	(25)%	410,571	494,269	(17)%

Service fees on deposit accounts	2,809	2,651	6%	2,505	12%	10,728	9,466	13%
Net gains on sales of SBA loans	3,063	2,722	13%	—	100%	7,765	4,097	90%
Net gains (losses) on sales of securities available for sale	837	(326)	N/A	—	100%	936	—	100%
Net gain on branch sales	1,006	—	100%	—	100%	1,006	—	100%
Other income and fees	8,166	6,792	20%	6,775	21%	26,642	32,014	(17)%
Total noninterest income	15,881	11,839	34%	9,280	71%	47,077	45,577	3%

Salaries and employee benefits	42,016	44,160	(5)%	47,364	(11)%	177,860	207,871	(14)%
Occupancy	6,837	6,940	(1)%	7,231	(5)%	27,469	28,868	(5)%
Furniture and equipment	5,436	5,341	2%	5,302	3%	21,592	21,378	1%
Data processing and communications	2,961	3,112	(5)%	2,976	(1)%	12,060	11,606	4%
FDIC assessment	2,684	2,200	22%	3,141	(15)%	10,813	13,296	(19)%
FDIC special assessment	—	—	—%	3,971	(100)%	691	3,971	(83)%
Earned interest credit	4,605	6,869	(33)%	6,505	(29)%	23,447	22,399	5%
Restructuring-related (reversals) costs	(152)	197	N/A	11,076	N/A	1,023	11,576	(91)%
Merger-related costs	735	1,236	(41)%	—	100%	4,604	—	100%
Other noninterest expense	12,468	11,213	11%	11,625	7%	45,125	40,994	10%
Total noninterest expense	77,590	81,268	(5)%	99,191	(22)%	324,684	361,959	(10)%
Income before income taxes	30,426	32,100	(5)%	33,605	(9)%	132,964	177,887	(25)%
Income tax provision	6,089	7,941	(23)%	7,124	(15)%	33,334	44,214	(25)%
Net income	$24,337	$24,159	1%	$26,481	(8)%	$99,630	$133,673	(25)%

Earnings per common share – diluted	$0.20	$0.20		$0.22		$0.82	$1.11
Weighted average shares outstanding – diluted	121,401,285	121,159,977		120,761,112		121,108,594	120,393,257
Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited

	For the Three Months Ended			For the Twelve Months Ended
Profitability measures (annualized):	12/31/2024	9/30/2024	12/31/2023	12/31/2024	12/31/2023
Return on average assets (“ROA”)	0.57%	0.56%	0.54%	0.56%	0.67%
ROA excluding notable items (1)	0.56%	0.58%	0.76%	0.58%	0.73%
Return on average equity (“ROE”)	4.51%	4.52%	5.17%	4.68%	6.48%
ROE excluding notable items (1)	4.46%	4.71%	7.25%	4.85%	7.02%
Return on average tangible common equity (“ROTCE”) (1)	5.76%	5.78%	6.71%	5.99%	8.39%
ROTCE excluding notable items (1)	5.69%	6.02%	9.39%	6.22%	9.08%
Net interest margin	2.50%	2.55%	2.70%	2.55%	2.81%
Efficiency ratio (not annualized)	65.75%	69.67%	73.37%	68.36%	63.34%
Efficiency ratio excluding notable items (not annualized) (1)	65.81%	68.44%	62.24%	67.18%	60.62%

(1) ROA excluding notable items, ROE excluding notable items, ROTCE, ROTCE excluding notable items, and efficiency ratio excluding notable items are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 through 12.

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
	12/31/2024			9/30/2024			12/31/2023
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$13,626,965	$203,828	5.95%	$13,574,539	$210,022	6.16%	$14,052,953	$221,020	6.24%
Investment securities	2,177,613	16,930	3.09%	2,182,847	16,741	3.05%	2,283,613	18,398	3.20%
Interest earning cash and deposits at other banks	416,467	4,694	4.48%	570,754	7,507	5.23%	2,142,147	29,029	5.38%
FHLB stock and other investments	49,388	1,169	9.42%	48,956	814	6.61%	47,587	777	6.48%
Total interest earning assets	$16,270,433	$226,621	5.54%	$16,377,096	$235,084	5.71%	$18,526,300	$269,224	5.77%

INTEREST BEARING LIABILITIES:
Deposits:
Money market, interest bearing demand and savings	$5,187,715	$50,510	3.87%	$4,963,727	$50,707	4.06%	$4,821,222	$45,662	3.76%
Time deposits	5,856,439	71,135	4.83%	6,053,924	76,486	5.03%	6,327,191	75,643	4.74%
Total interest bearing deposits	11,044,154	121,645	4.38%	11,017,651	127,193	4.59%	11,148,413	121,305	4.32%
FHLB and FRB borrowings	113,533	248	0.87%	120,326	329	1.09%	1,795,740	19,224	4.25%
Subordinated debentures and convertible notes	105,482	2,593	9.62%	105,152	2,753	10.24%	104,198	2,779	10.44%
Total interest bearing liabilities	$11,263,169	$124,486	4.40%	$11,243,129	$130,275	4.61%	$13,048,351	$143,308	4.36%
Noninterest bearing demand deposits	3,546,613			3,704,088			4,113,680
Total funding liabilities/cost of funds	$14,809,782		3.34%	$14,947,217		3.47%	$17,162,031		3.31%
Net interest income/net interest spread		$102,135	1.14%		$104,809	1.10%		$125,916	1.41%
Net interest margin			2.50%			2.55%			2.70%

Cost of deposits:
Noninterest bearing demand deposits	$3,546,613	$—	—%	$3,704,088	$—	—%	$4,113,680	$—	—%
Interest bearing deposits	11,044,154	121,645	4.38%	11,017,651	127,193	4.59%	11,148,413	121,305	4.32%
Total deposits	$14,590,767	$121,645	3.32%	$14,721,739	$127,193	3.44%	$15,262,093	$121,305	3.15%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Twelve Months Ended
	12/31/2024			12/31/2023
		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$13,634,728	$837,159	6.14%	$14,732,166	$892,563	6.06%
Investment securities	2,213,068	68,549	3.10%	2,262,840	66,063	2.92%
Interest earning cash and deposits at other banks	856,768	44,668	5.21%	1,685,462	87,361	5.18%
FHLB stock and other investments	48,738	3,604	7.39%	47,249	2,891	6.12%
Total interest earning assets	$16,753,302	$953,980	5.69%	$18,727,717	$1,048,878	5.60%

INTEREST BEARING LIABILITIES:
Deposits:
Money market, interest bearing demand and savings	$5,043,411	$200,070	3.97%	$4,858,919	$161,751	3.33%
Time deposits	5,954,272	295,378	4.96%	6,409,056	279,480	4.36%
Total interest bearing deposits	10,997,683	495,448	4.51%	11,267,975	441,231	3.92%
FHLB and FRB borrowings	531,869	19,860	3.73%	1,618,292	69,365	4.29%
Subordinated debentures and convertible notes	104,989	10,821	10.14%	181,125	12,421	6.76%
Total interest bearing liabilities	$11,634,541	$526,129	4.52%	$13,067,392	$523,017	4.00%
Noninterest bearing demand deposits	3,679,947			4,362,043
Total funding liabilities/cost of funds	$15,314,488		3.44%	$17,429,435		3.00%
Net interest income/net interest spread		$427,851	1.17%		$525,861	1.60%
Net interest margin			2.55%			2.81%

Cost of deposits:
Noninterest bearing demand deposits	$3,679,947	$—	—%	$4,362,043	$—	—%
Interest bearing deposits	10,997,683	495,448	4.51%	11,267,975	441,231	3.92%
Total deposits	$14,677,630	$495,448	3.38%	$15,630,018	$441,231	2.82%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended					Twelve Months Ended
AVERAGE BALANCES:	12/31/2024	9/30/2024	% change	12/31/2023	% change	12/31/2024	12/31/2023	% change
Gross loans, including loans held for sale	$13,626,965	$13,574,539	—%	$14,052,953	(3)%	$13,634,728	$14,732,166	(7)%
Investment securities	2,177,613	2,182,847	—%	2,283,613	(5)%	2,213,068	2,262,840	(2)%
Interest earning cash and deposits at other banks	416,467	570,754	(27)%	2,142,147	(81)%	856,768	1,685,462	(49)%
Interest earning assets	16,270,433	16,377,096	(1)%	18,526,300	(12)%	16,753,302	18,727,717	(11)%
Goodwill and intangible assets	467,021	467,419	—%	468,622	—%	467,620	469,298	—%
Total assets	17,228,881	17,369,169	(1)%	19,600,942	(12)%	17,746,408	19,806,163	(10)%

Noninterest bearing demand deposits	3,546,613	3,704,088	(4)%	4,113,680	(14)%	3,679,947	4,362,043	(16)%
Interest bearing deposits	11,044,154	11,017,651	—%	11,148,413	(1)%	10,997,683	11,267,975	(2)%
Total deposits	14,590,767	14,721,739	(1)%	15,262,093	(4)%	14,677,630	15,630,018	(6)%
Interest bearing liabilities	11,263,169	11,243,129	—%	13,048,351	(14)%	11,634,541	13,067,392	(11)%
Stockholders’ equity	2,156,858	2,139,861	1%	2,048,335	5%	2,130,140	2,061,665	3%

LOAN PORTFOLIO COMPOSITION:	12/31/2024	9/30/2024	% change	12/31/2023	% change
Commercial real estate (“CRE”) loans	$8,527,008	$8,630,757	(1)%	$8,797,884	(3)%
Commercial and industrial (“C&I”) loans	3,967,596	3,901,368	2%	4,135,044	(4)%
Residential mortgage and other loans	1,123,668	1,085,863	3%	920,691	22%
Loans receivable	13,618,272	13,617,988	—%	13,853,619	(2)%
Loans held for sale	14,491	25,714	(44)%	3,408	325%
Gross loans	13,632,763	13,643,702	—%	13,857,027	(2)%

CRE LOANS BY PROPERTY TYPE:	12/31/2024	9/30/2024	% change	12/31/2023	% change
Multi-tenant retail	$1,619,505	$1,640,769	(1)%	$1,704,337	(5)%
Industrial warehouses	1,264,703	1,244,891	2%	1,226,780	3%
Multifamily	1,208,494	1,204,734	—%	1,226,384	(1)%
Gas stations and car washes	1,027,502	1,021,537	1%	1,030,888	—%
Mixed-use facilities	771,695	826,045	(7)%	870,664	(11)%
Hotels/motels	769,635	800,707	(4)%	796,267	(3)%
Single-tenant retail	659,993	663,178	—%	662,705	—%
Office	394,431	396,131	—%	401,821	(2)%
All other	811,050	832,765	(3)%	878,038	(8)%
Total CRE loans	$8,527,008	$8,630,757	(1)%	$8,797,884	(3)%

DEPOSIT COMPOSITION:	12/31/2024	9/30/2024	% change	12/31/2023	% change
Noninterest bearing demand deposits	$3,377,950	$3,722,985	(9)%	$3,914,967	(14)%
Money market, interest bearing demand, and savings	5,175,735	5,013,305	3%	4,872,029	6%
Time deposits	5,773,804	5,993,208	(4)%	5,966,757	(3)%
Total deposits	$14,327,489	$14,729,498	(3)%	$14,753,753	(3)%

Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

CAPITAL & CAPITAL RATIOS:	12/31/2024	9/30/2024	12/31/2023
Total stockholders’ equity	$2,134,505	$2,169,785	$2,121,243
Total capital	$2,150,810	$2,143,477	$2,120,157
Common equity tier 1 ratio	13.06%	13.07%	12.28%
Tier 1 capital ratio	13.79%	13.79%	12.96%
Total capital ratio	14.78%	14.82%	13.92%
Leverage ratio	11.78%	11.61%	10.11%
Total risk weighted assets	$14,549,708	$14,466,152	$15,230,302
Book value per common share	$17.68	$17.97	$17.66
Tangible common equity (“TCE”) per share (1)	$13.81	$14.10	$13.76
TCE ratio (1)	10.05%	10.08%	8.86%

(1) TCE per share and TCE ratio are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Page 10.

ALLOWANCE FOR CREDIT LOSSES CHANGES:	Three Months Ended					Twelve Months Ended
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Balance at beginning of period	$153,270	$156,019	$158,758	$158,694	$158,809	$158,694	$162,359
ASU 2022-02 day 1 adoption impact	—	—	—	—	—	—	(407)
Provision for credit losses on loans	10,100	3,000	1,700	3,600	1,700	18,400	29,100
Recoveries	704	534	2,099	1,184	306	4,521	5,162
Charge offs	(13,547)	(6,283)	(6,538)	(4,720)	(2,121)	(31,088)	(37,520)
Balance at end of period	$150,527	$153,270	$156,019	$158,758	$158,694	$150,527	$158,694

	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Allowance for unfunded loan commitments	$2,723	$2,823	$2,543	$2,843	$3,843

	Three Months Ended					Twelve Months Ended
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Provision for credit losses on loans	$10,100	$3,000	$1,700	$3,600	$1,700	$18,400	$29,100
Provision (credit) for unfunded loan commitments	(100)	280	(300)	(1,000)	700	(1,120)	2,492
Provision for credit losses	$10,000	$3,280	$1,400	$2,600	$2,400	$17,280	$31,592

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Twelve Months Ended
NET LOAN CHARGE OFFS (RECOVERIES):	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
CRE loans	$156	$372	$514	$(497)	$1,560	$545	$(338)
C&I loans	12,607	5,287	3,900	4,072	138	25,866	32,388
Residential mortgage and other loans	80	90	25	(39)	117	156	308
Net loan charge offs	$12,843	$5,749	$4,439	$3,536	$1,815	$26,567	$32,358
Net charge offs/average loans (annualized)	0.38%	0.17%	0.13%	0.10%	0.05%	0.19%	0.22%

NONPERFORMING ASSETS:	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Loans on nonaccrual status (1)	$90,564	$103,602	$67,003	$59,526	$45,204
Accruing delinquent loans past due 90 days or more	229	226	273	47,290	261
Total nonperforming loans	90,793	103,828	67,276	106,816	45,465
Other real estate owned (“OREO”)	—	—	—	—	63
Total nonperforming assets	$90,793	$103,828	$67,276	$106,816	$45,528

Nonperforming assets/total assets	0.53%	0.60%	0.39%	0.59%	0.24%
Nonperforming loans/loans receivable	0.67%	0.76%	0.50%	0.78%	0.33%
Nonaccrual loans/loans receivable	0.67%	0.76%	0.49%	0.43%	0.33%
Allowance for credit losses/loans receivable	1.11%	1.13%	1.15%	1.16%	1.15%
Allowance for credit losses/nonperforming loans	165.79%	147.62%	231.91%	148.63%	349.05%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $12.8 million, $13.1 million, $11.2 million, $10.9 million, and $11.4 million, at December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024, and December 31, 2023, respectively.

NONACCRUAL LOANS BY TYPE:	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
CRE loans	$23,396	$72,228	$27,292	$37,836	$33,932
C&I loans	60,807	24,963	33,456	15,070	5,013
Residential mortgage and other loans	6,361	6,411	6,255	6,620	6,259
Total nonaccrual loans	$90,564	$103,602	$67,003	$59,526	$45,204

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE:	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
30 - 59 days past due	$8,681	$10,746	$9,073	$2,273	$2,833
60 - 89 days past due	5,164	1,539	552	313	1,289
Total accruing delinquent loans 30-89 days past due	$13,845	$12,285	$9,625	$2,586	$4,122

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE:	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
CRE loans	$3,205	$816	$5,586	$1,639	$2,160
C&I loans	1,288	9,037	2,530	551	1,643
Residential mortgage and other loans	9,352	2,432	1,509	396	319
Total accruing delinquent loans 30-89 days past due	$13,845	$12,285	$9,625	$2,586	$4,122

CRITICIZED LOANS:	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Special mention loans	$179,073	$184,443	$204,167	$215,183	$178,992
Classified loans	270,896	321,283	243,635	206,350	143,449
Total criticized loans	$449,969	$505,726	$447,802	$421,533	$322,441
Table Page 9

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

Reconciliation of GAAP financial measures to non-GAAP financial measures

Management reviews select non-GAAP financial measures in evaluating the Company’s and the Bank’s financial performance and in response to market participant interest. Reconciliations of the most directly comparable GAAP to non-GAAP financial measures utilized by management are provided below.

TANGIBLE COMMON EQUITY (“TCE”)	12/31/2024	9/30/2024	12/31/2023
Total stockholders’ equity	$2,134,505	$2,169,785	$2,121,243
Less: Goodwill and core deposit intangible assets, net	(466,781)	(467,182)	(468,385)
TCE	$1,667,724	$1,702,603	$1,652,858

Total assets	$17,054,008	$17,354,189	$19,131,522
Less: Goodwill and core deposit intangible assets, net	(466,781)	(467,182)	(468,385)
Tangible assets	$16,587,227	$16,887,007	$18,663,137

TCE ratio	10.05%	10.08%	8.86%
Common shares outstanding	120,755,658	120,737,908	120,126,786
TCE per share	$13.81	$14.10	$13.76

	Three Months Ended			Twelve Months Ended
RETURN ON AVERAGE TANGIBLE COMMON EQUITY (“ROTCE”)	12/31/2024	9/30/2024	12/31/2023	12/31/2024	12/31/2023
Average stockholders’ equity	$2,156,858	$2,139,861	$2,048,335	$2,130,140	$2,061,665
Less: Average goodwill and core deposit intangible assets, net	(467,021)	(467,419)	(468,622)	(467,620)	(469,298)
Average TCE	$1,689,837	$1,672,442	$1,579,713	$1,662,520	$1,592,367

Net income	$24,337	$24,159	$26,481	$99,630	$133,673
ROTCE (annualized)	5.76%	5.78%	6.71%	5.99%	8.39%

Table Page 10

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended			Twelve Months Ended
PRE-PROVISION NET REVENUE (“PPNR”)	12/31/2024	9/30/2024	12/31/2023	12/31/2024	12/31/2023
Net interest income before provision for credit losses	$102,135	$104,809	$125,916	$427,851	$525,861
Noninterest income	15,881	11,839	9,280	47,077	45,577
Revenue	118,016	116,648	135,196	474,928	571,438
Less: Noninterest expense	77,590	81,268	99,191	324,684	361,959
PPNR	$40,426	$35,380	$36,005	$150,244	$209,479

Notable items:
FDIC special assessment expense	—	—	3,971	691	3,971
Restructuring-related (gains) costs, net (including gain on branch sale)	(1,158)	197	11,076	17	11,576
Merger-related costs	735	1,236	—	4,604	—
Total notable items	(423)	1,433	15,047	5,312	15,547
PPNR, excluding notable items	$40,003	$36,813	$51,052	$155,556	$225,026

	Three Months Ended			Twelve Months Ended
PROFITABILITY RATIOS EXCLUDING NOTABLE ITEMS	12/31/2024	9/30/2024	12/31/2023	12/31/2024	12/31/2023
Net income	$24,337	$24,159	$26,481	$99,630	$133,673
Notable items:
FDIC special assessment expense	—	—	3,971	691	3,971
Restructuring-related (gains) costs, net (including gain on branch sale)	(1,158)	197	11,076	17	11,576
Merger-related costs	735	1,236	—	4,604	—
Total notable items	(423)	1,433	15,047	5,312	15,547
Less: tax provision	(125)	421	4,427	1,562	4,574
Total notable items, net of tax provision	(298)	1,012	10,620	3,750	10,973
Net income excluding notable items	$24,039	$25,171	$37,101	$103,380	$144,646

Diluted common shares	121,401,285	121,159,977	120,761,112	121,108,594	120,393,257
EPS excluding notable items	$0.20	$0.21	$0.31	$0.85	$1.20
Average Assets	$17,228,881	$17,369,169	$19,600,942	$17,746,408	$19,806,163
ROA excluding notable items (annualized)	0.56%	0.58%	0.76%	0.58%	0.73%
Average Equity	$2,156,858	$2,139,861	$2,048,335	$2,130,140	$2,061,665
ROE excluding notable items (annualized)	4.46%	4.71%	7.25%	4.85%	7.02%
Average TCE	$1,689,837	$1,672,442	$1,579,713	$1,662,520	$1,592,367
ROTCE excluding notable items (annualized)	5.69%	6.02%	9.39%	6.22%	9.08%

Table Page 11

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended			Twelve Months Ended
EFFICIENCY RATIO EXCLUDING NOTABLE ITEMS	12/31/2024	9/30/2024	12/31/2023	12/31/2024	12/31/2023
Noninterest expense	$77,590	$81,268	$99,191	$324,684	$361,959
Less: notable items:
FDIC special assessment expense	—	—	(3,971)	(691)	(3,971)
Restructuring-related reversals (costs)	152	(197)	(11,076)	(1,023)	(11,576)
Merger-related costs	(735)	(1,236)	—	(4,604)	—
Noninterest expense excluding notable items	$77,007	$79,835	$84,144	$318,366	$346,412

Revenue	$118,016	$116,648	$135,196	$474,928	$571,438
Less: notable items:
Net gain on branch sale	(1,006)	—	—	(1,006)	—
Revenue excluding notable items	$117,010	$116,648	$135,196	$473,922	$571,438

Efficiency ratio excluding notable items	65.81%	68.44%	62.24%	67.18%	60.62%
Table Page 12